                                                                    Exhibit 10.1


                             CONSULTING AGREEMENT


          THIS CONSULTING AGREEMENT is made and effective as of May 1, 1998, by and between SAAD J. NADHIR (the "Consultant") and BOSTON CHICKEN, INC., a Delaware corporation (the "Company").


                                  WITNESSETH:


          WHEREAS, the Consultant has been serving as the Chief Executive Officer and Co-Chairman of the Board of Directors (the "Board") of the Company, and has tendered his resignation as an employee, officer and director of the Company effective as of the date hereof.

          WHEREAS, the Consultant desires to continue serving the Company as an independent consultant; and

          WHEREAS, the Company desires to retain the Consultant to serve as an independent consultant to the Company upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, it is hereby agreed by the parties hereto as follows:

          1. Retention and Duties of the Consultant. During the Term (as defined in Section 2 below) the Company agrees to retain the Consultant, and the Consultant agrees to be retained by the Company, to facilitate the transition of the Office of Chairman and Chief Executive Officer of the Company to J. Michael Jenkins, and to perform such other duties commensurate with the Consultant's expertise and experience as the Chairman of the Board/CEO may reasonably request. The Company agrees that the Consultant shall be permitted to engage in other activities (including employment) during the Term, and acknowledges that he likely will have a substantial commitment of time and effort in connection with such other activities.

          2. Term. The term of this Agreement (the "Term") shall commence as of the date hereof and continue through December 31, 1998, unless earlier terminated as set forth below.

          3.   Consulting Fees and Benefits.

          3.1 Consulting Fees. For all services to be rendered by the Consultant hereunder, the Company agrees to pay the Consultant consulting fees equal to $400,000 per annum during the Term, payable in equal bi-weekly installments throughout the Term.

          3.2 Outstanding Options. The Company confirms that the Stock Option Committee of the Board has taken all necessary action so that all stock options awarded to the Consultant under the Company's stock option plans or otherwise to purchase shares of the Company's Common Stock shall continue to vest as provided in Exhibit A attached hereto, regardless of the status of the Consultant's relationship with the Company. Further, all stock options awarded to the Consultant will remain outstanding and exercisable by the Consultant until January 19, 2003, and the terms and conditions of each such stock option are hereby modified to the extent necessary to provide therefor.

          3.3 Medical, Life, and Dental Benefits. During the Term, the Company shall, at its option, either cause the Consultant to maintain his currently existing medical, life insurance and dental benefits under the applicable plans of the Company on the same terms and conditions (including, without limitation, any provisions concerning payment of premiums, deductibles, and co-payments) that apply to senior officers of the Company, or shall reimburse the Consultant in an amount equal to $575.00 per month for the cost of obtaining comparable coverage.

          3.4 Office and Support. The Consultant shall be provided with an office and secretarial support at the Company's principal offices in Golden, Colorado during the Term.

          4. Reimbursement of Business Expenses. The Company shall reimburse the Consultant for reasonable, out-of-pocket, direct expenses incurred in connection with the Consultant's services for the Company rendered pursuant to this Agreement, promptly upon presentation by the Consultant of appropriate vouchers to the Company, and in accordance with the Company's reimbursement policies. The expenses contemplated herein include, but are not limited to, lodging, first-class airfare, and similar direct expenses incurred in furtherance of the Company's business. In addition, the Company shall reimburse the Consultant for reasonable attorneys' fees incurred in connection with the negotiation of this Agreement, any challenge by any party to this Agreement, and/or any act necessary to enforce this Agreement. Such attorneys' fees shall be reimbursed promptly upon request by the Consultant.

          5. PFCI Note. The Company agrees to prepay in full all amounts then-owing pursuant to the Promissory Note (the "PFCI Note") delivered by the Company to the Consultant dated August 27, 1997 and modified on November 7, 1997 in the principal amount of $1,590,740 within ten business days after the Company receives one or more infusions of capital aggregating $70,000,000. Except as provided in the preceding sentence, all other terms of the PFCI Note shall remain in full force and effect.

          6.   Termination.

          6.1 Consultant Option. The Consultant shall have the option to terminate the Term at any time by written notice of termination given to the Company at least 60 days in advance of the termination date stated in such notice.

          6.2 Company Option. The Company shall have the option to terminate the Term, effective upon notice of such termination to the Consultant, in the event of the willful refusal to perform or substantial neglect of the duties assigned to the Consultant pursuant to Section 1 hereof.

          7.  Indemnification.

          7.1 Indemnification. In the event the Consultant is or has been made a party or is or has been threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he is or was a director, officer, or employee of, or consultant to, the Company, or is or was a director, officer, or employee of, or consultant to, the Company and is or was serving at the request of the Company as a director, officer, or employee of another corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity as such a director, officer, employee, consultant, or in any other capacity while serving as such a director, officer, employee, or consultant, he shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights then said law permitted the Company to provide prior to such amendment), against all expense, liability, and loss (including, without limitation, attorneys' fees for counsel selected by the Consultant, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Consultant in connection therewith, and such right to indemnification shall continue after the Term and shall inure to the benefit of the Consultant's heirs, executors, and administrators. The right to indemnification conferred hereunder shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if applicable law requires, the payment of such expenses incurred by the Consultant in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by the Consultant while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Consultant, to repay all amounts so advanced if it shall ultimately be determined that the Consultant is not entitled to be indemnified under this Section or otherwise. The Company agrees to notify the Consultant promptly upon learning of any Proceeding to which the Consultant has been made a party or is or has been threatened to be made a party or is involved.

          7.2 Nonexclusive Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which the Consultant may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the Company, Bylaw, agreement, vote of stockholders or disinterested directors of the Company, or otherwise including, without limitation, the Letter Agreement between the Company and the Consultant dated January 19, 1998.

          8. Access to Property, Records, and Employees. During the Term and thereafter, upon reasonable prior notice and as requested by the Consultant, the Company will afford to the Consultant such cooperation of the officers, directors, employees, and consultants of the Company as is reasonably necessary or desirable to enable the

Consultant to perform the services to be provided hereunder and to investigate or defend any Proceeding to which the Consultant has been or may be made a party as a result of services provided as an officer, director, employee, or consultant to the Company prior to, during, or after the Term.

     9. Survival. The provisions of Sections 3-5 and 7-17, shall survive the termination of this Agreement and remain enforceable according to their terms.

     10. Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

     11. Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement, shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid, certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

     If to the Consultant:         Saad J. Nadhir
                                   1973 Keats Ct.
                                   Highland Park, IL 60035

     If to the Company:            Boston Chicken, Inc.
                                   P.O. Box 4086
                                   Golden, CO 80401
                                   Attn: General Counsel

By notifying the other party in writing, given as aforesaid, either party may from time to time change his or its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to such party.

     12. Assignment and Successors. Neither this Agreement nor any of its rights or duties hereunder may be assigned or delegated by the Consultant. This Agreement may not be assigned by the Company without the consent of the Consultant, except to any successor in interest which takes over all or substantially all of the business of the Company as it is conducted at the time of such assignment. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes herein. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

     13. Integration. This Agreement, along with the other documents referred to herein, contains the entire agreement of the parties hereto with respect to its subject matter and supersedes all previous agreements between the parties hereto, written or oral, expresses or implied, covering the subject matter hereof. No representations, inducements, promises, or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

     14. No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of either party to exercise any power given him or it hereunder or to insist upon strict compliance by the other party with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of either such party to demand strict compliance with the terms hereof.

     15. Amendment. This Agreement may not be supplemented or rescinded except by instrument in writing signed by the parties hereto after the date hereof. Neither this Agreement nor any of the rights of either of the parties hereunder may be terminated except as provided herein.

     16. Governing Law. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of Illinois, without regard to conflict of law principles.

     17. Headings. Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       BOSTON CHICKEN, INC.


                                       By: /s/ Michael Daigle
                                          -------------------------------------
                                       Its: Sr. VP & General Counsel



                                       /s/ SAAD J. NADHIR
                                       ----------------------------------------
                                       SAAD J. NADHIR

                                   EXHIBIT A
                                   ---------


Saad Nadhir
1973 Keats Court
Highland Park, IL 60035


Boston Chicken, Inc.       Employee Stock Option Plan          Run Date 04/16/98

                                As of 04/16/98                    Page No. 1


Date of                      Options       Options      Option      Date of                            Available
 Grant     Type of Grant     Granted     Outstanding     Price       Expir.     Options Vested        For Exercise
-------    -------------    ---------    -----------    -------    --------    -------------------    ------------
01/30/92                      308,572       308,572     $1.4586    01/30/02    308,572   (Current)      308,572
03/04/92                      240,000       240,000     $1.4384    03/04/02    240,000   (Current)      240,000
01/15/93                      112,500       112,500     $3.3336    01/15/03    112,500   (Current)      112,500
11/10/97                       25,000        25,000     $8.9375    11/10/07          0   (Current)            0
                                                                                25,000 on 11/10/98
11/10/97                       30,252        30,252     $8.9375    11/10/07          0   (Current)            0
                                                                                15,126 on 11/10/98
                                                                                15,126 on 11/10/99
11/10/97                       86,376        86,376     $8.9375    11/10/07          0   (Current)            0
                                                                                28,772 on 11/10/98
                                                                                28,772 on 11/10/99
                                                                                28,772 on 11/10/00
01/19/98                      350,000       350,000     $6.6230    01/19/08          0   (Current)            0
                                                                                87,500 on 01/19/99
                                                                                87,500 on 01/19/00
                                                                                87,500 on 01/19/01
                                                                                87,500 on 01/19/02
01/19/98                      400,000       400,000     $6.6250    01/19/08          0   (Current)            0
                                                                               400,000 on 10/01/98
                            ---------    -----------                                                  ------------
              Shares        1,552,640     1,552,640                                                     661,072

This summary supercedes any and all summaries previously delivered, is for informational purposes only, and does not create any entitlement, ownership, or other right to options or shares of Boston Chicken, Inc. regardless of whether options or shares are listed above. Options may only be granted in accordance with the Company's Employee Stock Option Plan, the Company's Stock Option Plan for Non-Employee Directors, or action of the Company's Board of Directors or other appropriate body are subject to the terms, vesting schedule, and conditions of such plan or grant.